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                                                                      Exhibit 21
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                                   ARMCO INC.
                                  SUBSIDIARIES

                                                             State/Country of
          Name                                                Incorporation
          ----                                               ----------------
Advanced Materials Processing, Inc.                             Delaware

AH (UK) Inc.                                                    Delaware

AJV Investments Corp.                                           Delaware

AK Management Corporation                                       Delaware

Armco Advanced Materials, Inc.                                  Delaware

Armco Argentina S.A.                                            Argentina

Armco Caribbean Corporation                                     Puerto Rico

Armco Chile Productos de Ingenieria S.A. (Prodein)              Chile

Armco da Amazonia Ltda.                                         Brazil

Armco Finance Internationale S.A.                               Switzerland

Armco Finance (U.K.) Limited                                    United Kingdom

Armco Financial Holdings Corporation                            Delaware

Armco Financial Services Corporation                            Delaware

Armco Financial Services Europe Limited                         Delaware

Armco Financial Services, Inc.                                  Ohio

Armco Financial Services International, Inc.                    Ohio

Armco Financial Services International, Ltd.                    Delaware

Armco GmbH                                                      Germany

Armco Grinding Systems Australia Pty. Ltd.                      Australia

Armco Grundstucksverwaltungs GmbH                               Germany

Armco Insurance Group Inc.                                      Delaware

Armco Investment Management, Inc.                               Delaware

Armco Limited                                                   United Kingdom

Armco Management Corporation                                    Delaware

Armco Merchandising Limited                                     United Kingdom

Armco Merchandising S.A.                                        Belgium

Armco Pacific Financial Corporation                             Ohio

Armco Pacific Financial Services Limited                        Vanuatu

Armco Pacific Investments, Inc.                                 Ohio

Armco Pacific Limited                                           Singapore
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
Armco Participacoes e Empreendimentos Ltda.                     Brazil

Armco Resources Pty. Ltd.                                       Australia

Armco S.A.                                                      Spain

Armco SARL                                                      France

Armco SMM srl                                                   Italy

Armco Steel Corporation                                         Ohio

Armco Trust Limited                                             United Kingdom

Armco Wire Company                                              Delaware

Black River Lime Company                                        Ohio

Certified Finance Corporation                                   Texas

Compass Insurance Company                                       Delaware

Cyclops, Inc.                                                   Delaware

Cyclops International Limited                                   United Kingdom

Delvelesson Limited                                             United Kingdom

Dorcan International Corporation S.A.                           Uruguay

Douglas Dynamics, Inc.                                          Wisconsin

Eastern Stainless Corporation                                   Virginia

Everest International, Inc.                                     Ohio

Exim Overseas Inc.                                              Ohio

FSA Services Corp.                                              Delaware

First Stainless, Inc.                                           Delaware

First Taconite Company                                          Delaware

Flour City Architectural Metals, Inc.                           Delaware

Hangar Facilities, Inc.                                         Ohio

Insurance Management Corporation                                Texas

Inversiones Armco S.A. (IASA)                                   Chile

Materials Insurance Company                                     Cayman Islands

NN Administration, Inc.                                         Delaware

NN Insurance Company                                            Wisconsin

NN Pipeline Company                                             Delaware

National Supply Company, Inc.                                   Delaware

The National Supply Company of Mexico, S.A.                     Mexico

New Village Homes, Ltd.                                         Delaware

Northern Land Company                                           Minnesota

Northwestern National Casualty Company                          Wisconsin

Northwestern National County                                    Texas
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
  Mutual Insurance Company of Texas

Northwestern National Holding Company, Inc.                     Delaware

Northwestern National Insurance Company                         Wisconsin

  of Milwaukee, Wisconsin

Northwestern National Lloyds Insurance Company                  Texas

Oweco Limited                                                   Scotland

Pacific Automobile Insurance Company                            California

Pacific National Insurance Company                              California

PROCNE Corp.                                                    Ohio

Reserve Mining Company                                          Minnesota

Risk Consultants Inc.                                           Delaware

Risk Consultants (Cayman) Ltd.                                  Delaware

Shalmet-US, Inc.                                                Delaware

SICO, Inc.                                                      Indiana

Statesman Insurance Company                                     Indiana

Strata Energy, Inc.                                             Ohio

Talbico, Inc.                                                   New York

Timeco, Inc.                                                    Indiana

VSX Corporation                                                 Delaware
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